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                                                              Exhibit 99.B-23(a)


                Exhibit 16(23)(a) Consent of Independent Auditors


Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-2 No. 333-104456) of our reports dated March 22, 2004, with respect to the consolidated financial statements and schedules of ING Life Insurance and Annuity Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Atlanta, Georgia
April 2, 2004